                                                                    EXHIBIT 99.1

                                     NYFIX

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

               NYFIX TO BEGIN TRADING UNDER SYMBOL NYFXE ON NASDAQ

STAMFORD, CONN., AUGUST 15, 2005  /PRNEWSWIRE-FIRSTCALL/ -- NYFIX, INC. (NASDAQ:
NYFX),  a leader in technology  solutions for the financial  marketplace,  today announced  that its  common  stock  will begin  trading  under the symbol  NYFXE effective  Tuesday,  August 16, 2005.  The addition of the "E" to the  Company's trading  symbol  indicates  that the Company has not timely filed its  Quarterly
Report on Form 10-Q for the quarter ended June 30, 2005, as previously announced by the Company.

Based on the delay in filing of the  Company's  Form 10-Q,  NASDAQ  notified the
Company on August 12, 2005 that the Company is not in compliance with the NASDAQ listing  requirements  (Marketplace  Rule  4310(c)(14)).  In accordance with the notification and NASDAQ  Marketplace Rules that outline the standard  procedures to obtain a hearing in these  circumstances,  the  Company  intends to  request, within  seven  days of the  notification,  a  hearing  with the  NASDAQ  Listing
Qualifications  Panel for continued  listing on the NASDAQ National Market.  The
Company  expects that its common stock will remain listed on the NASDAQ National
Market until the Panel holds a hearing. There can be no assurance the Panel will grant the Company's request for continued listing.

As previously  announced,  the delay is a result of the Company's  review of the information  relating to its stock option grants and the related restatements of its  financial  statements,  filed on June 30, 2005.  The review was prompted by questions raised by Deloitte & Touche LLP, the Company's independent  registered public accounting firm, to the Company's Audit Committee. As previously reported by the Company,  the SEC has initiated an inquiry into the Company's granting of stock options.  The Company,  as directed by the Audit Committee,  is working as expeditiously as possible to complete its review.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate redundant data centers in the northeastern  United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE
COVERED BY THE SAFE HARBORS  CREATED  THEREBY.  INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  THE  ABILITY OF THE  COMPANY TO MARKET AND  DEVELOP  ITS  PRODUCTS.
ALTHOUGH   THE   COMPANY   BELIEVES   THAT  THE   ASSUMPTIONS   UNDERLYING   THE
FORWARD-LOOKING   STATEMENTS  CONTAINED  HEREIN  ARE  REASONABLE,   ANY  OF  THE
ASSUMPTIONS COULD BE INACCURATE,  AND THEREFORE,  THERE CAN BE NO ASSURANCE THAT
THE  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE
ACCURATE.   IN  LIGHT  OF  THE   SIGNIFICANT   UNCERTAINTIES   INHERENT  IN  THE
FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF SUCH INFORMATION
SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR ANY OTHER  PERSON
THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.